INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No.
33 - 19600 on Form S-8 of E'town Corporation of our report dated June 27, 2000 appearing in this Annual Report on Form 11-K of Elizabethtown Water Company Savings and Investment Plan - 401(K) for the year ended December 31, 1999.


/s/ Deloitte & Touche LLP
Parsippany, New Jersey
June 27, 2000